Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.333-126959) of China Automotive Systems, Inc. of our report dated May 14, 2020 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers Zhong Tian LLP
Shanghai, the People’s Republic of China
May 14, 2020